Exhibit 32.1

AMENDED CERTIFICATION OF

CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Quarterly Report on Form 10-Q/A of ZZLL Information Technology, Inc. (the "Company") for the quarter ending September 30, 2016, I, Sean Webster, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Amended Quarterly Report on Form 10-Q/A for the quarter ending September 30, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Amended Quarterly Report on Form 10-Q/A for the quarter ending September 30, 2016, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 17, 2017

ZZLL Information Technology, Inc..

By:    /s/ Sean Webster

Sean Webster